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                                                                  EXHIBIT 10.6

                           NON-COMPETITION AGREEMENT

         AGREEMENT made this 30th day of January, 1998, between ElderTrust, a Maryland real estate investment trust (the "Company"), and Michael R. Walker, Chairman of the Board of Trustees of the Company ("Walker").

         WHEREAS, the Company and Walker are interested in entering into this Agreement governing, non-competition;

         NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements of the parties contained herein and other good and valuable consideration the receipt of which is hereby acknowledged, the parties hereby agree as follows:

         Section 1. Non-competition. During the period during which Walker serves as a trustee of the Company, Walker shall not, except with the Company's express prior written consent, directly or indirectly, in any capacity, for the benefit of any Person:

                  (1) communicate with or solicit any Person who is or during such period becomes a customer, supplier, employee, salesman, agent or representative of Company, in any manner which interferes or might interfere with such Person's relationship with the Company, or, in an effort to obtain such Person as a customer, supplier, employee, salesman, agent or representative of any business in competition with the Company within 10 miles of any office or facility owned, leased or operated by the Company;

                  (2) Establish, engage, own, manage, operate, join or control or participate in the establishment, ownership (other than as the owner of less than 1% of the stock of a corporation whose shares are publicly traded), management, operation or control of, or be a director, trustee, officer, employee, salesman, agent or representative of, or be a consultant to, any Person in any business in competition with the Company, at any location within 10 miles of any office or facility owned, leased or operated by Company, or act or conduct himself in any manner which he would have reason to believe inimical or contrary to the best interests of the Company;

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provided, however, that any activity engaged in by Walker as an officer, director or employee of, or any interest of Walker as a stockholder in, Genesis Health Ventures, Inc. shall not be limited in any way by this Agreement; and provided further that, notwithstanding the foregoing provisions, Walker shall be entitled to retain his position on the Board of Trustees of Universal Health Realty Income Trust and to develop office and similar development projects not related to the healthcare business.

         For purposes of this Agreement, the term "Person" means a natural person, corporation, limited liability company, partnership, trust, estate, joint venture, sole proprietorship, government (and any branch or subdivision thereof), governmental agency, association, cooperative or other entity.

         Section 2. Enforcement. Walker acknowledges that any breach by him of any of the covenants and agreements of this Agreement ("Covenants") will result in irreparable injury to the Company for which money damages could not adequately compensate the Company, and therefore, in the event of any such breach, the Company shall be entitled, in addition to all other rights and remedies which the Company may have at law or in equity, to have an injunction issued by any competent court enjoining and restraining Walker and/or all other Persons involved therein from continuing such breach. The existence of any claim or cause of action which Walker or any such other Person may have against the Company shall not constitute a defense or bar to the enforcement of any of the Covenants. If the Company is obliged to resort to litigation to enforce any of the Covenants which has a fixed term, then such term shall be extended for a period of time equal to the period during which a material breach of such Covenant was occurring, beginning on the date of a final court order (without further right of appeal) holding that such a material breach occurred or, if later, the last day of the original fixed term of such Covenant.

         Section 3. Consideration. Walker expressly acknowledges that the Covenants are a material part of the consideration bargained for by the Company.

         Section 4. Scope. If any portion of any Covenant or its application is construed to be invalid, illegal, or unenforceable, then the other portions and their application shall not be affected thereby and shall be enforceable without regard thereto. If any of the Covenants is determined to be unenforceable because of its scope, duration, geographical area or similar factor, then the court making such determination shall have the power to reduce or limit such scope, duration, area or other factor, and such Covenant shall then be enforceable in its reduced or limited form.

         Section 5. Assignment. The rights and obligations of the Company under this Agreement shall be binding upon its successors and assigns and may be assigned by the Company to the successors in interest of the Company. The rights and obligations of Walker under this Agreement shall be binding upon his heirs, legatees, personal representatives, executors or administrators.

         Section 6. Notice. For purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when hand delivered, sent by overnight courier, or mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or transmitted by telegram, telecopy, or telex, addressed as follows:

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                  if to the Company:

                  ElderTrust
                  415 McFarlan Road, Suite 202
                  Kennett Square, Pennsylvania 19348
                  Attention:  President
                  Telecopy No.:  (610) 444-0815; and

         if to Walker: at the address specified under Walker's signature below; or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

         Section 7. Headings. Section headings contained in this Agreement are inserted for convenience of reference only, shall not be deemed to be a part of this Agreement for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

         Section 8. Severability. If any part of any provision of this Agreement shall be invalid or unenforceable under applicable law, such part shall be ineffective to the extent of such invalidity or unenforceability only, without in any way affecting the remaining parts of such provision or the remaining provisions of this Agreement.

         Section 9. Governing Law. This Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania (without reference to the choice of law rules thereof).

         Section 10. Amendment; Modification; Waiver. No amendment, modification or waiver of the terms of this Agreement shall be valid unless made in writing and duly executed by Walker and the Company. No delay or failure at any time on the part of the Company in exercising any right, power or privilege under this Agreement, or in enforcing any provision of this Agreement, shall impair any such right, power, or privilege, or be construed as a waiver of any default or as any acquiescence therein, or shall affect the right of the Company thereafter to enforce each and every provision of this Agreement in accordance with its terms.

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         Section 11. Gender and Number. Throughout this Agreement, the masculine and neuter genders shall be deemed to include all genders, and the singular, the plural and vice versa, except where such construction would be unreasonable.

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement on January 30, 1998 to be effective as of such date.

                                       ELDERTRUST

                                       By: /s/ Edward B. Romanov, Jr.
                                           -------------------------------------
                                           Edward B. Romanov, Jr.
                                           President and Chief Executive Officer

                                       Date of execution: 3/9/98
                                                         -----------------------


                                                 /s/ Michael R. Walker
                                       -----------------------------------------
                                       Michael R. Walker
                                       c/o Genesis Health Ventures, Inc.
                                       148 West State Street
                                       Kennett Square, Pennsylvania  19348
                                       Telecopy Number:  (610) 444-3365

                                       Date of execution:
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